Exhibit 99.04


                                      LOGO

                                 Rights Offering

                 of 53,772,548 Shares of Class A Common Stock

                and 52,715,788 Shares of Class B Common Stock

                               at $7.28 Per Share

          The rights offering will expire at 5:00 P.M., New York City Time, on March 19, 2001, unless we extend it.

To Our Clients:

    Enclosed for your consideration are the prospectus supplement and other materials relating to the offer by Adelphia Business Solutions, Inc. of shares of its Class A or Class B common stock, at a subscription price of $7.28 per share, in cash, pursuant to non-transferable rights distributed to holders of record of shares of Adelphia Business Solutions Class A or Class B common stock as of the close of business on the record date, February 19, 2001.

    As described in the prospectus supplement, you have been granted 1.5 non-transferable rights for each share of Adelphia Business Solutions Class A or Class B common stock carried by us in your account as of the record date. No fractional rights were granted. If a fractional right was calculated for you as a result of the ratio described above, the number of rights granted to you was rounded down to the nearest whole right. With respect to shares of Class A common stock that you may own, you are entitled to subscribe for one share of Class A common stock for each whole right granted to you at a subscription price of $7.28 per share. Similarly, with respect to shares of Class B common stock that you may own, you are entitled to subscribe for one share of Class B common stock for each whole right granted to you at a subscription price of $7.28 per share.

    The materials enclosed are being forwarded to you as the beneficial owner of the shares of Adelphia Business Solutions common stock carried by us in your account but not registered in your name. Exercises of the rights may be made by only us as the record owner and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Adelphia Business Solutions common stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed prospectus supplement and other materials. However, we urge you to read these documents carefully before instructing us to exercise the rights.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise rights on your behalf in accordance with the provisions of the offering described in the prospectus supplement. The offering will expire at 5:00 p.m., New York City Time, on March 19, 2001, unless the offering is extended by Adelphia Business Solutions. Once you have exercised a right, your exercise may not be revoked.

    If you wish to have us, on your behalf, exercise the rights for any shares of Adelphia Business Solutions common stock to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

    If you do not wish to exercise the rights and purchase additional shares of Adelphia Business Solutions common stock, please disregard this material. If you have any questions or requests for assistance concerning the rights offering, please contact American Stock Transfer & Trust Company at (800) 937-5449 within the United States or (718) 921-8200 outside of the United States.

        INSTRUCTIONS BY BENEFICIAL OWNERS TO BROKERS OR OTHER NOMINEES

    The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the rights offering by Adelphia Business Solutions, Inc.

    This will instruct you whether to exercise the rights to purchase Adelphia Business Solutions common stock distributed with respect to the common stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the prospectus supplement and the related materials.

Box 1. |_| Please do not exercise rights for shares of Adelphia Business Solutions common stock.

Box 2. |_| Please exercise rights for shares of Adelphia Business Solutions common stock as set forth below:

         Class A                  Number of      Subscription
    Subscription Rights*        Class A Shares       Price         Payment


                                               x    $7.28        = $


         Class B                  Number of      Subscription
    Subscription Rights*        Class B Shares       Price         Payment


                                               x    $7.28        = $

    *You may purchase one (1) share for each whole right you hold.

Box 3. |_| Payment in the following amount is enclosed: $               .

Box 4. |_| Please deduct payment from the following account maintained by you as follows:

Type of Account:                          Account No.


Amount to be deducted: $



Date:                 , 2001




                                        Signature(s)



                                        Please type or print name(s) below